UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2008

______________________________

Diamond Jo, LLC	Peninsula Gaming, LLC	Peninsula Gaming Corp.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

42-1483875	20-0800583	25-1902805
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

3rd Street Ice Harbor

P.O. Box 1750

Dubuque, Iowa  52001-1750

(Address of executive offices, including zip code)

(563) 583-7005

(Registrant’s telephone number, including area code)

Item 1.01.  Entry into a Material Definitive Agreement.

On February 20, 2008, The Old Evangeline Downs, L.L.C. (“EVD”), and the Secretary of the Department of Revenue and Taxation for the State of Louisiana (the “Department”) entered into a Settlement Agreement (the “Settlement Agreement”) which settled certain tax disputes between EVD and the Department arising out of audits conducted by the Department of the taxable years ended December 31, 2002, 2003 and 2004.  As part of the settlement, the Department agreed to refund to EVD, as a credit against future sales or use taxes due to the State of Louisiana by EVD for tax years beginning on or after January 2005, (a) $71,945 plus accrued interest from December 11, 2006 and (b) $117,059.64 plus accrued interest from November 28, 2005, in each case until the date the Department provides notification that such credit has been applied for the benefit of EVD.  The Department and EVD also reached an agreement regarding the payment of additional sales tax by EVD for tax years beginning on or after January 2005.  Based on preliminary estimates, we believe that the amount of sales tax payable for the 2005, 2006 and 2007 periods to the Department will not be material.  Our obligations related to sales tax with respect to future periods may be affected by litigation involving the Department and other gaming companies.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENINSULA GAMING, LLC

By: /s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer

DIAMOND JO, LLC

By: /s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer

PENINSULA GAMING CORP.

By: /s/ M. Brent Stevens
Name: M. Brent Stevens
Title: Chief Executive Officer

Date: February 27, 2008